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As filed with the Securities and Exchange Commission on June 28, 2016

Registration No. 333-212172

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Global Partners LP*
GLP Finance Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware Delaware (State or Other Jurisdiction of Incorporation or Organization)	74-3140887 20-8324983 (I.R.S. Employer Identification Number)

P.O. Box 9161
800 South St.
Waltham, Massachusetts 02454-9161
(781) 894-8800
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Edward J. Faneuil
P.O. Box 9161
800 South St.
Waltham, Massachusetts 02454-9161
(781) 894-8800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Brenda Lenahan
Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, New York 10103
(212) 237-0000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 426(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
*
Includes subsidiaries of Global Partners LP identified on the following page that may guarantee the debt securities.

          The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Global Operating LLC	Delaware	74-3140890
Global Companies LLC	Delaware	04-3443029
Glen Hes Corp.	Delaware	04-3540423
Global Montello Group Corp.	Delaware	04-3443028
Chelsea Sandwich LLC	Delaware	04-3443027
Global Energy Marketing LLC	Delaware	36-4652597
Alliance Energy LLC	Massachusetts	04-3082096
Bursaw Oil LLC	Massachusetts	04-1137410
Global CNG LLC	Delaware	46-2328218
Cascade Kelly Holdings LLC	Oregon	27-1455470
Global Partners Energy Canada ULC	Alberta, Canada	N.A.
Warren Equities, Inc.	Delaware	05-0352363
Warex Terminals Corporation	New York	14-1470268
Drake Petroleum Company, Inc.	Massachusetts	04-2236089
Puritan Oil Company, Inc.	New Jersey	21-0647639
Maryland Oil Company, Inc.	Delaware	52-2173087

        The address for each additional registrant is P.O. Box 9161, 800 South Street, Waltham, Massachusetts 02454-9161, and the telephone number for each additional registrant is (781) 894-8800.

 EXPLANATORY NOTE

        The sole purpose of this Amendment No. 1 is to file Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-212172) initially filed with the Securities and Exchange Commission on June 22, 2016 (the "Form S-3"). Accordingly, this Amendment No. 1 consists only of this explanatory note and revised versions of the facing page and Part II, including the signature pages and the exhibit index. This Amendment No. 1 does not contain a copy of the prospectus that was included in the Form S-3 and is not intended to amend or delete any part of the prospectus.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates:

SEC registration fee		$0
Legal fees and expenses			*
Accounting fees and expenses			*
Printing and engraving expenses			*
Trustee fees			*
Miscellaneous			*

Total	$		*

*
These fees are calculated based on the number of issuances and amount of securities to be offered and, accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

Global GP LLC

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Global GP LLC, the managing general partner of Global Partners LP (the "Company"), provides that the Company will, to the extent deemed advisable by the Company's board of directors, indemnify any person who is or was an officer or director of the Company, the record holder of the Company's voting shares, and any person who is or was an officer, director or affiliate of the record holder of the Company's voting shares, from liabilities arising by reason of such person's status, provided that the indemnitee acted in good faith and in a manner which such indemnitee believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe such indemnitee's conduct was unlawful. Such liabilities include any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts. Officers and directors of the Company are also indemnified by Global Partners LP, as described below.

Global Partners LP

        Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events:

  (1)
  our general partner;

  (2)
  any departing general partner;

  (3)
  any person who is or was an affiliate of our general partner or any departing general partner;

  (4)
  any person who is or was a officer, director, member, partner, fiduciary or trustee of any entity described in (1), (2) or (3) above;

  (5)
  any person who is or was serving as a director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner or any of their affiliates; or

  (6)
  any person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

        Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

GLP Finance Corp.

        The bylaws of GLP Finance Corp. provide that each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding (as defined therein) by reason of the fact that such person or a person of whom such person is the legal representative, is or was or has agreed to become a director or officer of the corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or officer in any other capacity while serving or having agreed to serve as a director or officer, will be indemnified by the corporation to the fullest extent authorized by law against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. The corporation is authorized to indemnify any such person only if such proceeding was authorized by the board of directors. The corporation is authorized to purchase insurance to protect itself and any person who is or was serving as a director, officer, employee or agent of the corporation.

Delaware

        Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The limited liability company agreements of each of Global Operating LLC, Global Companies LLC, Chelsea Sandwich LLC, Global Energy Marketing LLC and Global CNG LLC provide, to the fullest extent permitted under Delaware law, that the companies shall indemnify and hold harmless any member, officer or employee of the companies from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or and any other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such indemnified person may be involved by reason of its status as a member or officer or employee of the companies.

        Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

        The bylaws of Global Montello Group Corp. provide that each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding (as defined therein) by reason of the fact that such person or a person of whom such person is the legal representative, is or was or has agreed to become a director or officer of the corporations, whether the basis of such proceeding is alleged action in an official capacity as a director or officer in any other capacity while serving or having agreed to serve as a director or officer, will be indemnified by the corporations to the fullest extent authorized by law against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. The corporations are authorized to indemnify any such person only if such proceeding was authorized by the board of directors. The corporations are authorized to purchase insurance to protect themselves and any person who is or was serving as a director, officer, employee or agent of the corporations.

        The bylaws of Glen Hes Corp., Warren Equities, Inc. and Maryland Oil Company, Inc. provide that the corporation has the power to indemnify any person to the fullest extent permitted under Section 145 of the General Corporation Law of the State of Delaware or any successor provision or statute.

Massachusetts

        Section 8 of the Massachusetts Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The limited liability company agreements of each of Alliance Energy LLC and Bursaw Oil LLC provide, to the fullest extent permitted under Delaware law, that the companies shall indemnify and hold harmless any member, officer or employee of the companies from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or and any other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such indemnified person may be involved by reason of its status as a member or officer or employee of the companies.

        The bylaws of Drake Petroleum Company, Inc. provide that the corporation shall, to the fullest extent permitted by Massachusetts law, indemnify any person who is a party to a proceeding against all liability and expense incurred by reason to the fact that he or she is or was a director or officer of the corporation.

New Jersey

        Section 14A: 3-5 of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of this New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

        The certificate of incorporation and bylaws of Puritan Oil Company, Inc. of New Jersey, Inc. are silent as to indemnification.

New York

        The bylaws of Warex Terminals Corporation provide that each director or officer of the corporation, whether or not then in office, and any person whose testator or intestate was such a director or officer, shall be indemnified by the corporation for the defense of, or in connection with, any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, administrative or investigative, in accordance with and to the fullest extent permitted by the Business Corporation Law of the State of New York or other applicable law, against, without limitation, all judgments, fines, amounts paid in settlements, and all expenses, including attorneys' and other experts' fees, costs and disbursements, actually and reasonably incurred by such person as a result of such action or proceeding, or actually and reasonably incurred by such person (a) in making an application for payment of such expenses before any court or other government body, (b) in otherwise seeking to enforce the indemnification provisions of the corporation's bylaws, or (c) in securing or enforcing such person's right under any policy or director or officer liability insurance provided by the corporation. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. The corporation is authorized to indemnify any such person only if such proceeding was authorized by the board of directors.

Oregon

        Section 63.160 of the Oregon Limited Liability Company Act provides that the articles of organization or operating agreement may provide for indemnification of any person for any acts or omissions as a member, manager, employee or agent and may eliminate or limit liability of a member, manager, employee or agent for damages from such acts or omissions; provided, that indemnification is not permitted for any breach of the duty of loyalty, acts or omissions not in good faith which involve intentional misconduct or knowing violation of the law, or any unlawful distribution or any transaction from which the member or manager derives an improper personal benefit.

        The operating agreement of Cascade Kelly Holdings LLC provides, to the fullest extent permitted under Oregon law but subject to certain limitations expressly provided in the operating agreement, that the company shall indemnify and hold harmless any member, officer or employee of the company from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or and any other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such indemnified person may be involved by reason of its status as a member or officer or employee of the company. The indemnification by the company that will only be made as authorized by a determination of the sole member of the company that indemnification is proper in the circumstances in accordance with the company's operating agreement.

Alberta, Canada

        Global Partners Energy Canada ULC is incorporated under the Alberta Business Corporations Act. Under the Alberta Business Corporations Act, Global Partners Energy Canada ULC may indemnity an individual who is or was a director or officer of such corporation, or who is or was a director or officer of another corporation, of which such corporation is or was a shareholder or creditor, at the corporations' request, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding, in which such eligible party is involved because of that association with such corporation or the other entity.

        However, indemnification is prohibited under the Alberta Business Corporations Act if: (i) such eligible party did not act honestly and in good faith with a view to such corporation's respective best interests (or the best interests of the other entity, as the case may be); and (ii) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, such eligible party did not have reasonable grounds for believing that such person's conduct was lawful.

        Subject to the foregoing, Global Partners Energy Canada ULC may, with the approval of the Court of Queen's Bench of Alberta, indemnify or pay the expenses of an eligible party in respect of an action brought against the eligible party by such corporation or on such corporation's behalf to which the eligible party is made a party by reason of being or having been a director or officer of such corporation (or the other entity as the case may be).

        The Alberta Business Corporations Act provides that Global Partners Energy Canada ULC may purchase and maintain insurance for the benefit of an eligible party (or their heirs and personal or other legal representatives of the eligible party) against any liability that may be incurred by reason of the eligible party being or having been a director or officer, or in an equivalent position of such corporation or that of an associated corporation, except when the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of such corporations' or an associate corporation, as applicable.

        The by-laws of Global Partners Energy Canada ULC provide that, subject to the limitations in the Alberta Business Corporations Act and except in respect of an action by or on behalf of such corporation or body corporate to procure a judgment in its favor, the corporation shall indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if: (i) he acted honestly and in good faith with a view to the best interests of the Corporation, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        The by-laws of Global Partners Energy Canada ULC provide that such corporation shall, subject to the approval of the Court of Queen's Bench of Alberta, indemnify such officers and directors in respect of an action by or on behalf of such corporation or a body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the such corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the above conditions.

        The by-laws of Global Partners Energy Canada ULC further provide that such officers and directors shall be entitled to indemnity from such corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporations or body corporate, if the person seeking indemnity: (i) was substantially successful on the merits of his defense of the action or proceeding; and (ii) fulfills the above conditions.

Item 16.    Exhibits and Financial Statement Schedules

        (a)   Exhibits.    The following documents are filed as exhibits to this registration:

Exhibit Number		Description
1.1	**	Form of Underwriting Agreement

3.1		Certificate of Limited Partnership of Global Partners LP (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on May 10, 2005)

3.2		Certificate of Incorporation of GLP Finance Corp (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed on March 3, 2015)

3.3		Third Amended and Restated Agreement of Limited Partnership of Global Partners LP (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed December 15, 2009)

3.4		Bylaws of GLP Finance Corp. (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-4 filed on March 3, 2015)

4.1		Registration Rights Agreement, dated March 1, 2012, by and among Global Partners LP and AE Holdings Corp. (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on March 7, 2012)

4.2		Indenture, dated as of June 24, 2014, among the Issuers, the Guarantors, and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on June 25, 2014)

4.3		First Supplemental Indenture, dated as of September 24, 2014, among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.5 to the Registration Statement on Form S-4 filed on March 3, 2015)

4.4		Second Supplemental Indenture, dated as of January 7, 2015, among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.6 to the Registration Statement on Form S-4 filed on March 3, 2015)

4.5	****	Third Supplemental Indenture, dated as of September 11, 2015, among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee

4.6		Indenture, dated as of June 4, 2015, among the Issuers, the Guarantors, and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on June 4, 2015)

4.7		First Supplemental Indenture dated as of September 9, 2015, among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.5 to the Registration Statement on Form S-4 filed on September 9, 2015)

4.8	****	Form of Senior Indenture

4.9	****	Form of Subordinated Indenture

5.1	*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

Exhibit Number		Description
8.1	****	Opinion of Vinson & Elkins L.L.P. as to tax matters

12.1	****	Ratio of Earnings to Fixed Charges

23.1	****	Consent of Ernst & Young LLP

23.4	****	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1)

24.1	****	Power of Attorney (included on signature page of this registration statement)

25.1	***	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture

25.2	***	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

*
Filed herewith.

**
To be filed as an exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.

****
Previously filed.

Item 17.    Undertakings

        Each undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (b)
  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (a)
  Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (b)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of any registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (a)
  Any preliminary prospectus or prospectus of any undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (b)
  Any free writing prospectus relating to the offering prepared by or on behalf of any undersigned registrant or used or referred to by such undersigned registrant;

  (c)
  The portion of any other free writing prospectus relating to the offering containing material information about any undersigned registrant or its securities provided by or on behalf of such registrant; and

  (d)
  Any other communication that is an offer in the offering made by any undersigned registrant to the purchaser.

        Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        Each undersigned registrant hereby undertakes:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus or any prospectus supplement filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus or prospectus supplement filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus or prospectus supplement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under each of its indentures to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission in Section 305(b)(2) thereunder.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on June 28, 2016.

GLOBAL PARTNERS LP
By:	GLOBAL GP LLC its General Partner
	By:	/s/ EDWARD J. FANEUIL Edward J. Faneuil Executive Vice President, General Counsel and Secretary
GLOBAL OPERATING LLC
By:	GLOBAL PARTNERS LP Its sole member
	By:	GLOBAL GP LLC Its General Partner
		By:	/s/ EDWARD J. FANEUIL Edward J. Faneuil Executive Vice President, General Counsel and Secretary

GLOBAL COMPANIES LLC GLOBAL ENERGY MARKETING LLC CHELSEA SANDWICH LLC ALLIANCE ENERGY LLC CASCADE KELLY HOLDINGS LLC GLOBAL CNG LLC
By:	GLOBAL OPERATING LLC Its sole member
	By:	GLOBAL PARTNERS LP Its sole member
		By:	GLOBAL GP LLC Its General Partner
			By:	/s/ EDWARD J. FANEUIL Edward J. Faneuil Executive Vice President, General Counsel and Secretary

BURSAW OIL LLC
By:	Alliance Energy LLC Its sole member
	By:	GLOBAL OPERATING LLC Its sole member
		By:	GLOBAL PARTNERS LP Its sole member
			By:	GLOBAL GP LLC Its General Partner
				By:	/s/ EDWARD J. FANEUIL Edward J. Faneuil Executive Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2016.

Signature		Title

* Eric Slifka		President, Chief Executive Officer and Director (Principal Executive Officer)
* Daphne H. Foster		Chief Financial Officer and Director (Principal Financial Officer)
* Charles A. Rudinsky		Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)
* Richard Slifka		Chairman
* Andrew Slifka		Executive Vice President, Director
* David K. McKown		Director
* Robert J. McCool		Director
* Kenneth I. Watchmaker		Director
*By:	/s/ EDWARD J. FANEUIL Edward J. Faneuil Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on June 28, 2016.

GLP FINANCE CORP.
GLOBAL MONTELLO GROUP CORP.
GLEN HES CORP.
GLOBAL PARTNERS ENERGY CANADA ULC
WARREN EQUITIES, INC.
WAREX TERMINALS CORPORATION
DRAKE PETROLEUM COMPANY, INC.
PURITAN OIL COMPANY, INC.
MARYLAND OIL COMPANY, INC.
By:	/s/ EDWARD J. FANEUIL Edward J. Faneuil Executive Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2016.

Signature		Title

* Eric Slifka		President, Chief Executive Officer and Director (Principal Executive Officer)
* Daphne H. Foster		Chief Financial Officer and Director (Principal Financial Officer)
* Charles A. Rudinsky		Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)
*By:	/s/ EDWARD J. FANEUIL Edward J. Faneuil Attorney-in-fact

 EXHIBIT INDEX

Exhibit Number		Description
1.1	**	Form of Underwriting Agreement

3.1		Certificate of Limited Partnership of Global Partners LP (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on May 10, 2005)

3.2		Certificate of Incorporation of GLP Finance Corp (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed on March 3, 2015)

3.3		Third Amended and Restated Agreement of Limited Partnership of Global Partners LP (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed December 15, 2009)

3.4		Bylaws of GLP Finance Corp. (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-4 filed on March 3, 2015)

4.1		Registration Rights Agreement, dated March 1, 2012, by and among Global Partners LP and AE Holdings Corp. (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on March 7, 2012)

4.2		Indenture, dated as of June 24, 2014, among the Issuers, the Guarantors, and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on June 25, 2014)

4.3		First Supplemental Indenture, dated as of September 24, 2014, among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.5 to the Registration Statement on Form S-4 filed on March 3, 2015)

4.4		Second Supplemental Indenture, dated as of January 7, 2015, among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.6 to the Registration Statement on Form S-4 filed on March 3, 2015)

4.5	****	Third Supplemental Indenture, dated as of September 11, 2015, among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee

4.6		Indenture, dated as of June 4, 2015, among the Issuers, the Guarantors, and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on June 4, 2015)

4.7		First Supplemental Indenture dated as of September 9, 2015, among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.5 to the Registration Statement on Form S-4 filed on September 9, 2015)

4.8	****	Form of Senior Indenture

4.9	****	Form of Subordinated Indenture

5.1	*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1	****	Opinion of Vinson & Elkins L.L.P. as to tax matters

12.1	****	Ratio of Earnings to Fixed Charges

23.1	****	Consent of Ernst & Young LLP

23.4	****	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1)

Exhibit Number		Description
24.1	****	Power of Attorney (included on signature page of this registration statement)

25.1	***	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture

25.2	***	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

*
Filed herewith.

**
To be filed as an exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.

****
Previously filed.

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TABLE OF ADDITIONAL REGISTRANTS
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings
SIGNATURES
SIGNATURES
EXHIBIT INDEX